UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TALKSPACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	84-4636604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

622 Third Avenue, New York, New York 10017
(Address of principal executive offices) (Zip code)
(212) 284-7204

TALKSPACE, INC. 2021 INCENTIVE AWARD PLAN
(Full title of the plan)

CT Corporation System
28 Liberty Street
New York, New York 10005
(Name and address of agent for service)

(877) 467-3525
(Telephone number, including area code, of agent for service)

Copies to:
Brett D. Nadritch, Esq. Milbank LLP 55 Hudson Yards New York, New York 10001 (212) 530-5000	John C. Reilly Chief Legal Counsel Talkspace, Inc. 622 Third Avenue New York, New York 10017 (212) 284-7204

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 2,526,433 shares of Talkspace, Inc.’s (the “Registrant” or the “Company”) common stock, par value $0.0001 per share, to be issued pursuant to the Talkspace, Inc. 2021 Incentive Award Plan (the “2021 Plan”), for which a registration statement of the Registrant on Form S-8 relating to the 2021 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON
FORM S-8

The contents of the registration statement on Form S-8 (File No. 333-259165), filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2021, the registration statement on Form S-8 (File No. 333-263329) filed with the Commission on March 7, 2022, and the registration statement on Form S-8 (File No. 333- 270825) filed with the Commission on March 24, 2023, relating to the Plan, are incorporated herein by reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)     the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 13, 2024 (File No. 001-39314);

(b)     the description of the Company’s shares of Common Stock contained in the Company’s registration statement on Form 8-A, filed with the Commission on June 5, 2020 (File No. 001-39314), including any amendments or reports filed for the purpose of updating such description; and

(c)     the description of the Company’s shares of Common Stock contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 13, 2024 (File No. 001-39314).

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Talkspace, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A (File No. 001-39314) filed on June 23, 2021)
4.2	Bylaws of Talkspace, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K/A (File No. 001-39314) filed on June 23, 2021).
5.1*	Opinion of Milbank LLP
23.1*	Consent of independent registered public accounting firm (Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global)
23.2*	Consent of Milbank LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Talkspace, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-259165) filed on August 30, 2021)
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 13, 2024.

TALKSPACE, INC.

By:	/s/ Jon R. Cohen
Jon R. Cohen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jon R. Cohen and Jennifer Fulk, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Braunstein	Chairman and Director	March 13, 2024
Douglas Braunstein

/s/ Jennifer Fulk	Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2024
Jennifer Fulk

/s/ Jon Cohen	Chief Executive Officer and Director	March 13, 2024
Jon Cohen

/s/ Erez Shachar	Director	March 13, 2024
Erez Shachar

/s/ Madhu Pawar	Director	March 13, 2024
Madhu Pawar

/s/ Michael Hansen	Director	March 13, 2024
Michael Hansen

/s/ Jacqueline Yeaney	Director	March 13, 2024
Jacqueline Yeaney

/s/ Curtis Warfield	Director	March 13, 2024
Curtis Warfield

/s/ Swati Abbott	Director	March 13, 2024
Swati Abbott

/s/ Liat Ben-Zur	Director	March 13, 2024
Liat Ben-Zur